EXHIBIT 10

                      GENESIS CRUDE OIL, L.P., AS BORROWER,

                                       AND

                            CERTAIN LENDERS LISTED ON

                           THE SIGNATURE PAGES HEREOF,

                                   AS LENDERS




                      -------------------------------------


                                CREDIT AGREEMENT

                            DATED AS OF JUNE 6, 2000

                     --------------------------------------

                                   BNP PARIBAS
             AS  AGENT, COLLATERAL AGENT AND LETTER OF CREDIT ISSUER

                                TABLE OF CONTENTS


[to come]



Schedule 1     Material Agreements re: Indebtedness

Schedule 2     Material Liens

Schedule 3     Approved Obligors

Schedule 4     Form of Nomination Report

Schedule 5     Form of First Purchaser Liability Report

Schedule 6     Form of Inventory Report

Exhibit A      Promissory Note

Exhibit B      Borrowing Base Certificate

Exhibit C      Security Agreement

Exhibit D      Notice of Assignment

Exhibit E      Guaranty Agreement

Exhibit F      Form of Request For Issuance of Letter of Credit

Exhibit G      Form of Borrowing Request

Exhibit H      Form of Financial Statement Officer's Certificate

           REVOLVING CREDIT AGREEMENT dated as of June 6, 2000, among: GENESIS CRUDE OIL, L.P., a limited partnership duly formed and validly existing under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender, and collectively, the "Lenders"); BNP PARIBAS as initial Letter of Credit Issuer, and BNP PARIBAS, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), and BNP PARIBAS, as collateral agent for the Lenders and certain other Persons pursuant to the terms of the Security Agreement and the Intercreditor Agreement (each, as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Collateral Agent").

          The parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of the Borrower solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) neither the Agent nor any Lender shall be an Affiliate of the Borrower or any of its Subsidiaries.

          "Accounts Receivable" shall mean, as at any date, (a) the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Borrower, net of any credits, rebates or offsets then due and owing to such customer (and for purposes hereof, a credit or rebate paid by check or draft of the Borrower shall be deemed to be outstanding until such check or draft shall have been debited to the account of the Borrower on which such check or draft was drawn), or (b) all obligations of a customer of Borrower arising from the purchase and sale contracts representing Following Month Nominations, which in either case by their terms are due within 30 days from the original invoice date provided, that the term "Accounts Receivable" as used herein shall not include any such obligation of a Subsidiary or Affiliate of the Borrower to the Borrower.

          "Adjusted Inventory Value" shall mean Inventory value adjusted to reflect market prices not to exceed independent prices as published by Platt's for each respective crude type (adjusted for transportation to its respective trading location and grade differential, if applicable).

          "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean, with respect to: (a) Prime Rate Loans, 1.00% per annum; and (b) LIBOR Loans, 1.40% per annum, provided that with respect to Prime Rate Loans the Applicable Margin will be subtracted from the Chase Prime Rate to determine the applicable interest rate and with respect to LIBOR Loans the Applicable Margin will be added to the LIBOR Rate to determine the applicable interest rate, as more fully provided in Section 3.02 hereof.

          "Approved Obligors"  shall mean, with respect to Accounts Receivable,
(a) those obligors listed on Schedule 3 hereof and (b) any other obligors approved from time to time by the Agent in writing. The Agent also reserves the right at any time to delete an obligor from the list of Approved Obligors with our without cause upon 10 days prior written notice to the Borrower.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time or any similar federal, state or foreign law for the relief of debtors.

          "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and the Guaranty Agreements.

          "Borrower Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower, or (b) the ability of the Borrower to perform its obligations under any of the Basic Documents to which it is a party.

          "Borrowing" shall mean Loans of the same Type borrowed simultaneously hereunder.

          "Borrowing Base" shall mean, at any time, an amount equal to the sum of:

          (a)  100% of the face value of Cash Collateral; plus

          (b)  100% of the value of Cash Equivalents;  plus

          (c)  90% of the Net Equity Value in Futures Accounts; plus

          (d) 90% of the value of Eligible Investment Grade Accounts Receivable; plus

          (e) 80% of the value of Eligible Non-Investment Grade Accounts Receivable; plus

          (f)  80% of the value of Eligible Inventory; plus

          (g) 80% of the value of the unused portion of Eligible Letters of Credit.

The value of the Borrowing Base shall be determined by reference to the most recently dated Borrowing Base Certificate prepared by the Borrower pursuant to
Section 8.01(d), absent any error in such Borrowing Base Certificate as of the date delivered. The value of each type of collateral set forth above shall be computed in accordance with the provisions of the definitions of "Cash Collateral", "Cash Equivalents", "Net Equity Value in Futures Accounts", "Eligible Investment Grade Accounts Receivable", "Eligible Non-Investment Grade Accounts Receivable", "Eligible Inventory", and "Eligible Letters of Credit" respectively. Notwithstanding any other provision of the Basic Documents, no asset shall be included in the Borrowing Base unless the Collateral Agent has been granted a first-priority security interest (subject to the provisions of Section 8.06) in such asset pursuant to the Security Agreement or the Agent has been granted a first-priority security interest (subject to the provisions of Section 8.06) in such asset pursuant to one of the security agreements enumerated in Section 6.01(i) hereof or pursuant to other security agreement acceptable to the Agent in its discretion and such security interest has been perfected under applicable law.

          "Borrowing Base Certificate" shall mean a certificate executed by an authorized officer of the Borrower and substantially in the form of Exhibit B hereto and appropriately completed.

          "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capital Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

           "Cash Collateral" shall mean, at any time all, cash denominated in U.S. dollars, held in the Cash Collateral Account or any lockbox account identified in writing by the Borrower to the Agent and subject to the lien of
(x) one of the security agreements enumerated in Section 6.01(i) hereof, or (y) another security agreement acceptable in form and substance to the Agent, and which in any event is not subject to, or encumbered by, any Lien except the lien granted to the Agent for the benefit of the Lenders pursuant to such security agreement.

          "Cash Collateral Account" means an account of the Borrower held by the Agent for the benefit of the Lenders at its Principal Office or at another depositary institution acceptable to the Agent, pursuant to the terms of either
(x) one of the agreements enumerated in Section 6.01(i) hereof or (y) another security agreement acceptable in form and substance to the Agent.

          "Cash Equivalents" means direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations (a) are backed by the full faith and credit of the United States of America, (b) shall mature within 180 days of their date of issuance, (c) are deposited into the Collateral Account, (d) are not subject to, or encumbered by, any Lien (except for the Lien granted to the Collateral Agent for the benefit of the Lenders pursuant to either (i) the Security Agreement, (ii) one of the agreements enumerated in
Section 6.01(i) hereof or (iii) another security agreement acceptable in form and substance to the Agent), and (e) if in certificated form, are endorsed to the order of the Collateral Agent or in blank. The aggregate value of Cash Equivalents, for purposes of calculating the Borrowing Base hereunder, shall be marked to market from time to time and on each date as of which a Borrowing Base Certificate is to be delivered pursuant to Section 8.01(d) hereof, such marked to market valuation in a manner reasonably acceptable to the Collateral Agent.

          "Chase" shall mean The Chase Manhattan Bank.

          "Chase Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Chase Principal Office as its prime commercial lending rate, each change in the Chase Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "Chase Principal Office" shall mean the principal office of Chase, located on the date hereof at 270 Park Avenue, New York, New York 10017.

          "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning ascribed to it in the Security Agreement.

          "Collateral Account" shall mean a securities account of the Borrower (as defined in Article 8 of the UCC) held by the Collateral Agent for the benefit of the Lenders at its Principal Office or at another depositary institution acceptable to the Collateral Agent, pursuant to the terms of either
(x) one of the agreements enumerated in Section 6.01(i) hereof or (y) another security agreement acceptable in form and substance to the Collateral Agent.

          "Combined Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower, the Guarantors and their respective Subsidiaries taken as a whole, or (b) the ability of the Borrower and the Guarantors to perform their respective obligations under any of the Basic Documents to which they are a party.

          "Commitment" shall mean, for each Lender, the obligation of such Lender to make Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Sections 2.05 and 2.11 hereof).

          "Commitment Percentage" shall mean, with respect to any Lender, the ratio of (a) such Lender's Commitment to (b) the Total Commitment.

          "Commitment Termination Date" shall mean the earlier to occur of (x) February 28, 2003; and (y) 30 days prior to the Master Credit Support Agreement Termination Date (as such date may be extended without interruption one or more times subsequent to the date hereof), which, based upon The Master Credit Support Agreement Termination Date in effect on the Closing Date, would result in a Commitment Termination Date of November 30, 2000 unless subsequently extended.

          "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.10 hereof of a LIBOR Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.10 hereof of one Type Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Current Assets" as determined in accordance with GAAP, consistently applied; provided, however, that there shall be excluded from Current Assets, any of such assets that (a) are subject to a pledge, lien or security interest held by any Person other than the Agent or the Collateral Agent to secure payment of any Indebtedness that is not included in Current Liabilities to the extent of such Indebtedness, or (b) represent accounts receivable due from any Affiliate on terms that are more favorable to such Affiliate than those which would have resulted from an arm's length negotiation.

          "Current Liabilities" shall include, as determined in accordance with GAAP, consistently applied, as of the date of determination thereof: (a) all Indebtedness (other than the Obligations) payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year, (b) final maturities, installments and prepayments of Indebtedness (other than the Obligations) required to be made within one year after such date, and (c) all other items (including taxes accrued as estimated and reserves for deferred income taxes but excluding the Obligations) that in accordance with GAAP, would be included on a balance sheet as current liabilities.

          "Current Ratio" shall mean, with respect to any Person at any time, the ratio of such Person's Current Assets to Current Liabilities.

           "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

           "Documentary Letter of Credit" shall mean a Letter of Credit relating to a purchase of goods or similar transaction by the Borrower which, by its terms, requires the presentation by the beneficiary of bills of lading, invoices or similar shipping or title documents prior to a permitted drawing thereon.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Eligible Account Receivable" shall mean an Account Receivable (a) payable to the Borrower, (b) with respect to which the Collateral Agent has a perfected first priority security interest, and (c) which arises in the ordinary course of the Borrower's business and is negotiated on an arm's length basis in accordance with industry standard terms and conditions; provided that "Eligible Accounts Receivable" shall not include the following (determined without duplication):

          (i) any Account Receivable not payable in Dollars, provided, however, such Account Receivable may be payable in another currency if the market risk with respect to price fluctuations in such currency against Dollars has been properly hedged in accordance with the Borrower's customary practices and procedures;

          (ii) any Account Receivable that, at the date of issuance of the invoice therefor, was payable more than 30 days after shipment of the related Inventory;

          (iii) any Account Receivable owing from an account debtor whose principal place of business is located outside of the United States of America unless such account debtor is an Approved Obligor;

           (iv) any Account Receivable that remains unpaid for more than 45 days after the payment due date stated in the original invoice therefor;

          (v) all Accounts Receivable of any account debtor if the Receivables owing from such account debtor shall at the time have remained unpaid in an amount, singly or in the aggregate, of more than $250,000 for more than 60 days after the payment due date stated in the original invoice therefor;

           (vi) any Account Receivable (or portion of the amount thereof) as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute);

          (vii) any Account Receivable evidenced by an instrument (as defined in the UCC) not in the possession of the Agent;

          (viii) any Account Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement, except to the extent the Agent and the Majority Lenders shall have otherwise agreed in writing;

          (ix) any Account Receivable arising under a contract that is subject to a security classification imposed by a government or a governmental subdivision or agency or otherwise may be not be pledged or hypothecated under applicable law;

          (x) any Account Receivable (or portion of the amount thereof) that pursuant to its terms is subject to any right of setoff or counterclaim on the part of the related customer against the Borrower (and only to the extent of the amount of such debt or the obligation of such customer to the Borrower);

          (xi) any Account Receivable arising from the purchase and sale of contracts representing Following Month Nominations relating to the month after the month in which the Commitment Termination Date occurs; and

          (xii) any Account Receivable, the related sales invoice with respect to which has not been marked with a legend reasonably acceptable to the Agent to the effect that the Account Receivable arising from such invoice has been pledged by the Borrower to a financial institution in connection with a credit agreement and instructing such obligor to pay the proceeds of such Account Receivable into an account specified therein in which the Collateral Agent shall have been granted a first-priority perfected security interest, provided that this requirement shall not be applicable to those Accounts Receivable included in the Borrowing Base on the Closing Date for so long as such Accounts Receivable remain in the Borrowing Base.

          The aggregate value of Eligible Accounts Receivable, for purposes of calculating the Borrowing Base hereunder shall be the aggregate invoiced amount due and owing to the Borrower with respect to such Eligible Accounts Receivables less any reductions of such amount required by clauses (vi) or (x) above, such amount to be reduced by 50% of the First Purchaser Liabilities reflected in such Accounts Receivable at such time.

          "Eligible Inventory" shall mean, as at any date, (determined without duplication) all Inventory that:

          (a)  is owned solely by the Borrower as at such date;

          (b) is in good salable condition, not deteriorating in quality or obsolete and is subject to internal controls and management procedures established by the Borrower and approved by the Agent;

           (c) is subject to a first priority security interest of the Collateral Agent and is not subject to any other Lien other than Permitted Liens, and is (i) in transit by pipeline or tank truck to a location acceptable to the Agent, or (ii) stored in tanks at a third-party owned location in the United States acceptable to the Agent; provided that the Borrower retains title to such Inventory and receives regular statements from the third-party owner of such tanks with respect to Borrower's ownership rights with respect to such Inventory (regardless of whether such inventory is segregated or commingled, or (iii) in the possession of the issuer of a negotiable document therefor issued to the order of the Collateral Agent and not covered by a non-negotiable document of title unless the Agent is in possession of such document and named as consignee thereon and such non-negotiable document is issued to the order of the Collateral Agent or (iv) is in transit by ship or barge and, if such Inventory is in transit by ship or barge to or from a foreign location, such Inventory is covered by an ocean bill of lading issued to the order of the Collateral Agent;

          (d) is currently saleable in the normal course of the Borrower's business without any notice to, or consent of, any governmental agency or department or division thereof;

          (e) does not consist of bill-and-hold goods (i.e., Inventory which has been sold by the Borrower but which is being held by the Borrower pending delivery); and

          (f) does not consist of line fills, as such may be designated by pipeline operating companies with which the Borrower does business from time to time.

          The Majority Lenders (through the Agent) may exclude from Eligible Inventory any type of Inventory that the Majority Lenders (in their reasonable discretion) determine to be unmarketable. The aggregate value of Eligible Inventory, for purposes of calculating the Borrowing Base hereunder, shall be marked to market on each date as of which a Borrowing Base Certificate is to be delivered pursuant to Section 8.01(d) hereof or as otherwise requested by the Agent, utilizing Platt's (or if Platt's does not publish such prices, such other recognized publisher of such prices as shall be acceptable to the Agent), properly adjusted for location pricing differentials and other valuation adjustments in accordance with Borrower's customary strategies, practices and procedures; such valuation methods, strategies, practices and procedures to be explained by officers or employees of the Borrower to the Agent or any requesting Lender telephonically or in the context of an audit pursuant to
Section 8.01(e) hereof or an inspection pursuant to Section 8.03(f) hereof.

           "Eligible Investment Grade Account Receivable" shall mean any Eligible Account Receivable with respect to which, either the obligor or the bank issuing a letter of credit backing the obligation of the obligor, as the case may be, has a long-term debt rating of BBB- or greater from S&P or its equivalent from Moody's Investors Service, Inc.

          "Eligible Letters of Credit" shall mean, at any time and from time to time, the aggregate undrawn Face Amount of Letters of Credit issued for the benefit of the Borrower as to which: (a) the expiry date has not occurred, (b) such Letter of Credit is a legal, valid, binding and irrevocable obligation of an issuing bank satisfactory to the Agent in all other respects in its discretion; (c) the Collateral Agent has a perfected first priority assignment and security interest in the proceeds thereof (by means of the methods provided therefor in Section 5-116 of the UCC, Section 5.114 of the Texas UCC or other applicable similar provision of another state's UCC), (d) the Agent shall be named as advising bank, or the advising bank, if not the Agent, shall have physical possession of such Letter of Credit and shall have agreed in writing in a form reasonably acceptable to the Agent to act as its agent and bailee for purposes of perfecting its assignment and security interest, (e) the Inventory being financed thereby shall be Eligible Inventory which shall not have been delivered to the account party nor shall title with respect thereto have passed, and (f) such Letters of Credit shall not be issued in support of Following Month Nominations otherwise included in the Borrowing Base as Eligible Investment Grade Accounts Receivable or Eligible Non-Investment Grade Accounts Receivable.

          "Eligible Non-Investment Grade Account Receivable" shall mean any Eligible Account Receivable (a) which is not an Eligible Investment Grade Account Receivable, and (b) with respect to which either the obligor is an Approved Obligor or the bank issuing a letter of credit backing the obligation of the obligor has been pre-approved by the Agent in its discretion.

          "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

           "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

          "Extended L.C. Cash Collateral Deposit" shall have the meaning assigned to such term in Section 2.12(a) hereof.

          "Extended Letter of Credit" shall have the meaning assigned to such term in Section 2.12(a) hereof.

          "Face Amount" shall mean, with respect to any Letter of Credit or any other letter of credit referred to herein, the maximum aggregate amount the Letter of Credit Issuer (or, with respect to any other letter of credit, the related issuing bank) may be obligated to pay to the beneficiary pursuant to the terms of such Letter of Credit or other letter of credit and which, with respect to any Letter of Credit or other letter of credit issued in an "approximate" face amount or in a face amount with a tolerance of "plus or minus 10 per cent", shall equal the sum of such face amount plus 10 per cent of such face amount or such amount as shall be otherwise stipulated in the Letter of Credit or other letter of credit.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to BNP Paribas on such Business Day on such transactions as reasonably determined by the Agent.

          "First Purchaser Liabilities" shall mean payment obligations arising from the Borrower's purchase of crude oil which shall, as determined by the Agent in its sole discretion, be secured by a statutory "first purchaser" lien pursuant to any applicable law, but only to the extent that payment of such obligations is not guaranteed by Salomon Smith Barney Holdings Inc. or otherwise supported by a letter of credit reasonably acceptable to the Agent.

          "First Purchaser Liability Report" shall mean a report in the form of
Schedule 5 hereto, to be delivered by the Borrower to the Agent pursuant to
Section 8.01(d) hereof.

          "Following Month Nominations" shall mean, as provided in any Nomination Report, the transactions for the crude oil campaign in the month succeeding the month in which the related Nomination Report is delivered pursuant to Section 8.01(d) hereof (based on preliminary information which will be updated with finalized information, from a nominated standpoint, no later than three business days after crude scheduling).

          "Futures Account Pledge Agreement" shall have the meaning assigned to such term in Section 6.01(i) hereof.

           "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02 hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Genesis Energy L.P." shall mean Genesis Energy L.P. , a limited partnership formed and existing under the laws of the State of Delaware.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Guarantor(s)" shall mean each of Genesis Pipeline Texas, L. P., a Delaware limited partnership and a Subsidiary of the Borrower and Genesis Pipeline USA, L.P., a Delaware limited partnership and a Subsidiary of the Borrower, each as guarantor, pursuant to the terms of the Guaranty Agreements.

          "Guaranty Agreements" shall mean those certain Guaranty Agreements executed by each of the Guarantors jointly and severally in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit E hereto, as such agreements may be amended or modified pursuant to the terms thereof from time to time.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls, (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

           "Interest Period" shall mean with respect to any LIBOR Loan, each period of no less than 7 and no greater than 30 days commencing on the date such Loan is made or converted from a Loan or Loans of another Type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on such day during the immediately subsequent period, in each case as the Borrower may select as provided in Section 4.05 hereof. The foregoing notwithstanding, each Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day (or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the immediately preceding LIBOR Business Day).

          "Intercreditor Agreement" shall have the meaning ascribed to such term in Section 6.01(k) of this Agreement.

          "Inventory" shall mean crude oil and feedstock owned by the Borrower and maintained as inventory (as such term is defined in the UCC) in the ordinary course of its business.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory, services or supplies by such Person in the ordinary course of business; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Joint Venture" shall mean a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Lenders" shall mean (a) on the date hereof, the Lenders having Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Loans and Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

           "Letter of Credit" shall mean a Long-Term Letter of Credit or a Short-Term Letter of Credit issued hereunder, and which may be a Documentary Letter of Credit or a Stand-by Letter of Credit.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Lender, such Lender's participation interest (or, in the case of any Letter of Credit Issuer, such Letter of Credit Issuer's retained interest) in the Letter of Credit Issuer's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Issuer" shall mean, with respect to each Letter of Credit, BNP Paribas, together with its successors and assigns in such capacity.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn Face Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Letter of Credit Issuer with respect to any Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under
Section 2.03 hereof, and the Letter of Credit Issuer with respect to such Letter of Credit shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than such Letter of Credit Issuer of their participation interests under said Section 2.03.

          "Leverage Ratio" shall mean, with respect to the Borrower and its Subsidiaries the ratio of Total Liabilities to Tangible Capital Base.

          "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum which appears on the display designated as the British Banker's Association Interest Settlement Rate which appears on page 3750 or page 3740, as applicable, of the Dow Jones Telerate Monitor for U.S. dollar loans of a similar amount and having a term comparable to such Interest Period at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for a loan amount comparable to the principal amount of the LIBOR Loan to be made for such Interest Period; or, if such rate is not available or such rate does not appear on either Telerate page 3750 or 3740, as the case may be, such rate as may appear on the "LIBO Page" on the Reuters Monitor Money Rates Service for U.S. dollar loans of a similar amount and having a term comparable to such Interest Period.

          "LIBOR Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Rate" in this Section 1.01.

          "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the loans provided for in Section 2.01 hereof, which may be Prime Rate Loans or LIBOR Loans.

          "Long Position" means the aggregate number of barrels of petroleum products which are either held in inventory by the Borrower or which the Borrower has contracted to purchase (whether by purchase of a contract on a commodities exchange or otherwise), or which the Borrower will receive on exchange or under a Swap Contract including, without limitation, all option contracts representing the obligation of the Borrower to purchase products at the option of a third party, and in each case, for which a fixed purchase price has been set. Long Positions will be expressed as a positive number.

          "Long-Term Letter of Credit" shall mean a Letter of Credit having a tenor of more than 75 days but no greater than 180 days from its date of issuance.

          "Long-Term Letter of Credit Termination Date" shall mean, with respect to any Long-Term Letter of Credit issued hereunder, a date greater than 75 days but less than 181 days after the issue date.

          "Majority Lenders" shall mean Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 66 2/3% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

          "Management Fees" shall mean, for any period, all fees, emoluments or similar compensation paid or incurred by any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to the Borrower or any of the Subsidiaries) in respect of services rendered in connection with the management or supervision of the management of such Person, other than salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment and other than amounts paid to unrelated third parties (not in any event Affiliates of the Borrower) in respect of consulting in the ordinary course of business of the Borrower and its Subsidiaries.

           "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Master Credit Support Agreement" shall mean that certain Master Credit Support Agreement dated as of December 3, 1996, by and among the Borrower, Basis Petroleum, Inc. and Salomon Inc. as amended or otherwise modified from time to time as permitted pursuant to the terms hereof.

          "Master Credit Support Agreement Termination Date" shall mean the date on which the Master Credit Support Agreement is scheduled to terminate.

          "Maturity Date" shall mean, with respect to any Borrowing, the date such Borrowing is to be repaid by the Borrower hereunder, which shall be no greater than 30 days after the date on which the Loans comprising such Borrowing were made.

          "Minimum Quarterly Distribution" shall have the same meaning ascribed to such term in the Amended and Restated Agreement of Limited Partnership of the Borrower dated as of December 3, 1996 as amended or otherwise modified from time to time in accordance therewith.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Equity Value in Futures Accounts" means the net liquidating value (as determined from time to time by Paribas Futures, Inc. or the applicable broker in accordance with customary industry procedures) of futures accounts held by the Borrower at Paribas Futures, Inc. or other brokers acceptable to the Agent in its discretion and which accounts are pledged to the Agent as collateral security for the Loans pursuant to the Futures Account Pledge Agreement or another security agreement in form and substance acceptable to the Agent.

          "Net Position" means the sum of all Long Positions and Short Positions of the Borrower regardless of product type

          "Net Position Report" means a monthly report in form reasonably acceptable to the Agent in its discretion which details the Borrower's Net Position, marked to market based on the most recent daily pricing provided by Platt's or other commodity pricing reports or other sources acceptable to the Agent and reflecting the grade and Adjusted Inventory Value of all Inventory. Such report shall include all Long Positions and all Short Positions for all relevant time periods specifying exact location and grade, and cover all instruments that create either an obligation to purchase or sell petroleum products or that generate price exposure of any kind (including without limitation, all current and forward fixed-price transactions). Such instruments shall include contracts for spot and future deliveries of physical petroleum products, inventory, exchanges, derivatives (including Swap Contracts and option contracts) and all futures contracts.

          "Nomination Report" shall mean a report in the form of Schedule 4 hereto, to be delivered by the Borrower to the Agent pursuant to Section 8.01(d) hereof.

           "Notes" shall mean the promissory notes provided for by Section 2.09(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Claim" shall have the meaning assigned to such term in
Section 11.03(e)(i) hereof.

          "Notice Period" shall have the meaning assigned to such term in
Section 11.03(e)(i) hereof.

          "Obligations" shall mean any and all of the debts, obligations and liabilities of the Borrower to the Lenders or the Agent provided for or arising under the Basic Documents to which the Borrower is a party (including, without limitation, the obligation to repay Loans and to pay interest thereon and all fees due and owing to the Agent and the Lenders hereunder), whether now existing, or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" shall mean:

          (a) Liens imposed by any governmental authority for Taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the affected Borrower or the affected related Subsidiaries, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings;

          (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of the Collateral or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Collateral subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

          (f) liens granted in connection with certain leasing transactions as set forth on Schedule 2 hereto.

           "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Platt's" shall mean the daily Platt's Americas Crude Oil Assessments published by Standard & Poor's, a division of The McGraw Hill Companies.

          "Pledge of Account Agreement" shall have the meaning ascribed to such term in Section 6.01(i) hereof.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.0% plus the interest rate for such Loan as provided in Section 3.02 hereof.

          "Prime Rate Loans" shall mean Loans that bear interest at rates based upon the Chase Prime Rate.

          "Principal Office" shall mean the principal office of BNP Paribas' New York Branch, located on the date hereof at 787 Seventh Avenue, New York, New York 10019.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Money Security Interest" shall have the meaning ascribed to such term in Section 8.06(d) hereof.

           "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligation of the Borrower then outstanding in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Letter of Credit Issuer in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Relevant Parties" shall have the meaning assigned to such term in
Section 9(b) hereof.

          "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (a) any category of liabilities that includes deposits by reference to which the LIBOR Base Rate for LIBOR Loans is to be determined as provided in the definition of "LIBOR Base Rate" in this
Section 1.01 or (b) any category of extensions of credit or other assets that includes LIBOR Loans.

          "Restricted Unit Plan" shall mean the Amended and Restated Restricted Unit Plan adopted January 27, 1997 for key employees of the General Partner to provide for the award of rights to receive common units under certain restrictions, as amended or otherwise amended from time to time as permitted thereby.

          "Salomon Guaranties" shall mean the guaranties issued by Salomon Smith Barney Holdings Inc. in support of certain of the Borrower's trade obligations in accordance with the terms of the Master Credit Support Agreement.

          "Security Agreement" shall mean an Amended and Restated Security Agreement by and among the Borrower, BNP Paribas, as Collateral Agent for the Lenders and Salomon Smith Barney Holdings Inc. substantially in the form of Exhibit C hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Security Agreement, the Intercreditor Agreement, the Pledge of Account Agreement, the Futures Account Pledge Agreement, all Uniform Commercial Code financing statements required by the Security Agreement and any other security agreement entered into by the Borrower (pursuant to Section 6.01(i) or otherwise) purporting to grant a security interest to the Collateral Agent or the Agent as applicable, in any item of personal property constituting Collateral from time to time.

          "Short Position" means the aggregate number of barrels of petroleum product which the Borrower has contracted to sell (whether by sale of a contract on a commodities exchange or otherwise) or deliver on exchange or under a Swap Contract, including, without limitation, all option contracts representing the obligation of the Borrower to sell petroleum products at the option of a third party and in each case for which a fixed sales price has been set. Short Positions shall be expressed as a negative number.

          "Short-Term Letter of Credit" shall mean a Letter of Credit having a tenor of not more than 75 days from the date of issuance thereof.

          "Short-Term Letter of Credit Termination Date" shall mean, with respect to any Short-Term Letter of Credit issued hereunder, a date not more than 75 days after the issue date thereof.

          "Stand-By Letter of Credit" shall mean a Letter of Credit which, by its terms, is to be drawn upon in the event that the beneficiary thereof presents to the Letter of Credit Issuer a statement or statements signed by a purportedly authorized officer thereof indicating the Borrower's non-performance of certain trade payment or purchase obligations to the beneficiary as more fully described in such statement.

           "Subordinated Indebtedness" shall mean, with respect to any Person collectively, Indebtedness (a) for which such Person is directly and primarily liable, (b) in respect of which none of the Subsidiaries of such Person is contingently or otherwise obligated and (c) that is subordinated to the obligations of such Person hereunder (or, with respect to the Guarantors, expressly subordinated to the obligations of the Guarantors pursuant to Section
2.04 of each Guaranty Agreement) on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, currency option or any other similar agreement (including any option to enter into any of the foregoing).

          "Tangible Capital Base" shall mean , as at any date with respect to the Borrower and its Subsidiaries (determined on a consolidated basis without duplication and in accordance with GAAP), (a) the sum of (i) Tangible Net Worth, plus (ii) Subordinated Indebtedness of the Borrower, plus (iii) depreciation expense incurred after December 31, 1999, minus (b) the amount of Capital Expenditures incurred by the Borrower after December 31, 1999.

          "Tangible Net Worth" the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all liabilities, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles to the extent not deducted as reserves and deductible items as set forth above, all as set forth on the most recent consolidated balance sheet of the Borrower and its consolidated Subsidiaries and computed in accordance with GAAP.

           "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Total Commitment" shall mean the aggregate amount of the Lenders' Commitments which shall be, on the Closing Date, $35,000,000, as such amount may thereafter be reduced pursuant to Sections 2.05 and 2.11.

          "Total Liabilities" shall mean, as at any date, the sum, for any Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness and (b) all other liabilities that should be classified as liabilities on a balance sheet and all deferred taxes and other deferred items.

          "Trading Position Limits" shall mean a limit of 500,000 net fixed price barrels.

          "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, unless the context otherwise requires.

          "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

          "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Working Capital" shall mean, with respect to any Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as determined from time to time, the Current Assets less Current Liabilities of such Person and such consolidated Subsidiaries as determined in accordance with GAAP.

          1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the financial statements referred to in Section
7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) also be made by application of GAAP as provided for in this Section 1.02.

          1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Prime Rate Loan, or a LIBOR Loan. Loans may be identified by Type.

          Section 2.  Commitments, Loans, Notes and Prepayments.

          2.01 Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time provided that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the lesser of (a) the Total Commitment, and (b) the Borrowing Base. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Commitments by means of Prime Rate Loans and LIBOR Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.10 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section
2.10 hereof). No more than eight (8) separate Interest Periods in respect of LIBOR Loans from each Lender may be outstanding at any one time.

          2.02 Borrowings of Loans. The Borrower shall give the Agent notice of each Borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each Borrowing, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number 04-202-195 for further credit to Genesis Crude Oil, L.P. account number 477166, ABA number 0210-0103-3 maintained by the Agent with BNP Paribas at Bankers' Trust Company, New York, New York, in immediately available funds, for account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower maintained with BNP Paribas at the Principal Office designated by the Borrower.

          2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Borrower, in addition to the Loans provided for by Section 2.01 hereof, by the issuance by the Letter of Credit Issuer of Stand-By Letters of Credit and Documentary Letters of Credit for account of the Borrower, provided that in no event shall
(a) the aggregate amount of all Letter of Credit Liabilities attributable to Long-Term Letters of Credit exceed the lesser of (i) Five Million Dollars ($5,000,000) and (ii) the Borrowing Base, or (b) the expiration date of any (x) Short-Term Letter of Credit extend beyond the Short-Term Letter of Credit Termination Date or (y) Long-Term Letter of Credit extend beyond the Long-Term Letter of Credit Termination Date. The following additional provisions shall apply to Letters of Credit:

          (a) The Borrower shall give the Agent irrevocable prior notice substantially in the form of Exhibit F hereto, not later than 3:00 p.m. (New York time) on the proposed issue date (effective upon receipt) specifying the Business Day each Letter of Credit is to be issued, the tenor of the proposed Letter of Credit (which shall not extend beyond the Commitment Termination Date except as permitted pursuant to Section 2.12 hereof), and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a Documentary Letter of Credit or Stand-By Letter of Credit).

          (b) On each day during the period commencing with the issuance by the Letter of Credit Issuer of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then undrawn Face Amount of such Letter of Credit. Each Lender (other than the Letter of Credit Issuer) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Letter of Credit Issuer's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than the Letter of Credit Issuer) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Letter of Credit Issuer to pay and discharge when due, such Lender's Commitment Percentage of the Letter of Credit Issuer's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Letter of Credit Issuer shall promptly notify the Borrower (through the Agent) of the amount to be paid by the Letter of Credit Issuer as a result of such demand and the date on which payment is to be made by the Letter of Credit Issuer to such beneficiary in respect of such demand. Notwithstanding the identity of the account party or applicant of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Agent for account of the Letter of Credit Issuer for the amount of each demand for payment under such Letter of Credit that is in compliance (under the law applicable thereto) with the provisions of such Letter of Credit at or prior to the date on which payment has been made by the Letter of Credit Issuer to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d)  Forthwith upon its receipt of a notice referred to in paragraph
(c) of this Section 2.03, the Borrower shall advise the Agent, as promptly as possible but in any event before the close of business on the same Business Day on which such notice was received, whether or not the Borrower intends to borrow hereunder to finance its Reimbursement Obligation to the Letter of Credit Issuer for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. Notwithstanding the foregoing, (i) in the event that the Borrower shall not have notified the Agent that it intends to borrow hereunder for purposes of financing its Reimbursement Obligation to the Letter of Credit Issuer for the amount of the related demand for payment, but the Borrower shall not have reimbursed the Agent for the account of the Letter of Credit Issuer on a timely basis as required pursuant to said paragraph (c) of this Section 2.03, the Agent shall automatically deem such failure of payment to constitute a notice of borrowing as provided in Section 4.05 hereof and on such date shall be deemed to have made a Prime Rate Loan hereunder to the Borrower in an amount sufficient to satisfy such Reimbursement Obligation in full, and (ii) in the event that on the Commitment Termination Date there are one or more outstanding Letters of Credit which have been drawn upon but with respect to which any Reimbursement Obligations of the Borrower have not been paid in full for any reason whatsoever (and which have not previously been converted to Loans hereunder pursuant to clause (i) of this subsection (d)), on such Commitment Termination Date the Agent shall be deemed to have made a Prime Rate Loan hereunder to the Borrower in an amount sufficient to satisfy all of such Reimbursement Obligations in full and such Prime Rate Loan shall be immediately due and payable pursuant to the terms of Section 3.01 hereof on such date.

          (e) Each Lender (other than the Letter of Credit Issuer with respect to any Letter of Credit) shall pay to the Agent for account of such Letter of Credit Issuer at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of any payment under a Letter of Credit upon notice by such Letter of Credit Issuer (through the Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Agent for account of the Letter of Credit Issuer under this paragraph (e), and the Letter of Credit Issuer's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (e), the financial condition of the Borrower (or any other account party or applicant), the existence of any Default or the termination of the Commitments. Each such payment to the Letter of Credit Issuer shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Agent for account of the Letter of Credit Issuer by 1:00 p.m. on the date specified in the notice provided by the Agent to the Lender pursuant to the first sentence of this paragraph (e), for so long as such default shall continue the Agent may at the request of the Letter of Credit Issuer withhold from any payments received by the Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Letter of Credit Issuer in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Lender to the Letter of Credit Issuer pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Letter of Credit Issuer or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Letter of Credit Issuer by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Letter of Credit Issuer pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Letter of Credit Issuer from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security), the Letter of Credit Issuer shall promptly pay to the Agent for account of each Lender entitled thereto, such Lender's Commitment Percentage of such payment, each such payment by the Letter of Credit Issuer to be made in the same money and funds in which received by the Letter of Credit Issuer. In the event any payment received by the Letter of Credit Issuer and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Letter of Credit Issuer, each Lender shall, upon the request of the Letter of Credit Issuer (through the Agent), repay to the Letter of Credit Issuer (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

          (g) The Borrower shall pay to the Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) upon the Issuance of each Letter of Credit a letter of credit fee in an amount equal to the greater of (i) 0.75% per annum of the Face Amount of such Letter of Credit, and (ii) $500 per annum for each such issued Letter of Credit for the period from and including the date of issuance of such Letter of Credit (such fee to be non-refundable under all circumstances). In addition, the Borrower shall pay directly to each Letter of Credit Issuer (for its sole account) all incidental commissions, charges, costs and expenses in the amounts customarily charged by such Letter of Credit Issuer from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto in accordance with such Letter of Credit Issuer's customary fee schedule.

          (h) Promptly following the end of each month, the Letter of Credit Issuer shall deliver (through the Agent) to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit issued by such Letter of Credit Issuer and outstanding at the end of such month. Upon the request of any Lender from time to time, the Letter of Credit Issuer shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Letter of Credit Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Letter of Credit Issuer in its reasonable discretion consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Letter of Credit Issuer shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Letter of Credit Issuer (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Letter of Credit Issuer within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k) The issuance by the Letter of Credit Issuer of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

          2.04   Use of Proceeds.   The proceeds of Short-Term Letters of Credit
shall be used by the Borrower to finance the purchase of crude oil for resale by the Borrower. The proceeds of Loans and Long-Term Letters of Credit shall be used by the Borrower to fund payments to suppliers and other short term working capital requirements, including margin payments for hedging activities in amounts acceptable to the Agent and the Lenders in their discretion. Proceeds of the Loans may also be used to fund capital expenditures made for the maintenance, replacement and improvement of Property, plant and equipment in the ordinary course of the Borrower's business.

          2.05 Changes of Commitments. (a )The Borrower shall have the right at any time or from time to time to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (i) the Borrower shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $500,000). The Commitments once terminated or reduced may not be reinstated.

          (b) Notwithstanding any other provision of this Agreement, in the event that for any reason BNP Paribas is unable to assign an amount not less than $10,000,000 of its Commitment (calculated on the Closing Date) (such assignment, the "BNP Paribas Assignment") in accordance with Section 11.06(b) hereof after making its best efforts to do so on or before June 30, 2000 (or such other date which BNP Paribas shall consent to as a further extension date in its discretion, such date in either event to be defined herein as the "BNP Paribas Commitment Extension Date") on substantially the same terms and conditions as set forth herein on the date hereof, BNP Paribas's Commitment hereunder shall be automatically reduced to $25,000,000 for the period from the BNP Paribas Commitment Extension Date until such date as the BNP Paribas Assignment shall have been consummated and in such event the Borrower shall repay on the BNP Paribas Commitment Extension Date any Loans (and/or provide cover for any Letter of Credit Liabilities) as provided pursuant to Section 2.11 hereof so that subsequent to such prepayment the aggregate outstanding amount of Loans together with the outstanding Letter of Credit Liabilities shall not exceed the lesser of (x) $25,000,0000 and (y) the Borrowing Base until such time as the aggregate Commitments may be increased pursuant to, and by the amount of, any BNP Paribas Assignment.

          2.06  Fees.

          (a) The Borrower shall pay to the Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Commitments) use of each Lender's Commitment), for the period from and including the Closing Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 0.35%. Accrued commitment fees shall be payable in arrears on the first Business Day of each month and on the earlier of the date the relevant Commitments are terminated and the Commitment Termination Date.

          (b) The Borrower shall pay to the Agent such fees as shall be set forth in the letter agreement with respect thereto between the Borrower and the Agent dated the date hereof.

          2.07 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.08 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under the Note to each Lender shall be a separate and independent debt and except as otherwise provided in any of the Basic Documents, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.09  Notes.

          (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

          (c) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans, Letter of Credit Liabilities and Notes pursuant to Section 11.06 hereof.

          2.10 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Borrower shall have the right to prepay Loans or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Borrower shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) LIBOR Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to borrow any Loans as LIBOR Loans, to Convert any Loan into a LIBOR Loan or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Prime Rate Loans.

          2.11  Mandatory Prepayments and Reductions of Commitments.

          (a) Until the Commitment Termination Date, the Borrower shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (b) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of (i) the Loans together with the outstanding Letter of Credit Liabilities shall not exceed the lesser of (x) the Total Commitment as in effect from time to time and (y) the Borrowing Base, and (ii) the Letter of Credit Liabilities attributable to Long-Term Letters of Credit shall not exceed the lesser of (x) $5,000,000 and (y) the Borrowing Base, such amount to be applied, first, to Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

          (b) In the event that the Borrower shall be required pursuant to
Section 2.11(a) to provide cover for Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Agent immediately available funds in an amount equal to the amount required so that at all times the aggregate outstanding amount of (i) the Loans together with the outstanding Letter of Credit Liabilities shall not exceed the lesser of (x) the Total Commitment as in effect from time to time and (y) the Borrowing Base, and (ii) the Letter of Credit Liabilities attributable to Long-Term Letters of Credit shall not exceed the lesser of (x) $5,000,000 and (y) the Borrowing Base, which additional funds shall be retained by the Agent in the Cash Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until the earlier to occur of the date on which either (i) the aggregate outstanding amount of the Loans together with the aggregate outstanding Letter of Credit Liabilities no longer exceeds the Borrowing Base (at which point such additionally deposited Cash Collateral (or portion thereof) shall be returned by the Agent to the Borrower), or (ii) all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          2.12  Extended Letters of Credit.

          (a) Upon request of the Borrower, and if consented to by the Letter of Credit Issuer and all of the Lenders party to this Agreement in their sole discretion as of the date of issuance of the related Letter of Credit, Letters of Credit may be issued hereunder which otherwise meet the definition of "Long-Term Letter of Credit" or "Short-Term Letter of Credit", as the case may be, as to tenor and comply with the provisions of Section 2.11 as to maximum face amount, with an expiration date subsequent to the Commitment Termination Date (the "Extended Letters of Credit"), in which event the Borrower shall, on the Commitment Termination Date, deposit with the Agent for deposit into a Cash Collateral Account solely for the benefit of the Agent as secured party on behalf of the Lenders (and not for the benefit of the Collateral Agent under the Security Agreement), cash (the "Extended L.C. Cash Collateral Deposit") in an amount equal to the aggregate undrawn Face Amount of all outstanding Extended Letters of Credit. The Extended L.C. Cash Collateral Deposit shall be held as additional security for the repayment in full of all Letter of Credit Liabilities of the Borrower to the Letter of Credit Issuer and the Lenders and shall not constitute a portion of the Borrowing Base as calculated pursuant to this Agreement, provided, however, that at such time as all amounts due and owing to the Agent, the Letter of Credit Issuer and the Lenders under this Agreement except for Letter of Credit Liabilities have been paid in full and the Extended L.C. Cash Collateral Deposit has been funded as described in the preceding sentence, the Agent and the Lenders shall cause the Collateral Agent to release from the lien of the Security Agreement any "Collateral" (as such term is defined in the Security Agreement); provided, that, notwithstanding the foregoing, in the event that all of the Lenders holding Commitments hereunder on such Commitment Termination Date consent in writing, no Extended L.C. Cash Collateral Deposit shall be required hereunder and instead the Agent, for the benefit of the Lenders shall retain its rights with respect to sufficient cash or non-cash "Collateral" (as such term is defined in the Security Agreement) then comprising the Borrowing Base (subject to the provisions of Section 2.11(b)) as collateral for all Letter of Credit Liabilities owed to the Agent, the Letter of Credit Issuer and the Lenders at any subsequent time hereunder.

          (b) At any time during which one or more Extended Letters of Credit have been issued and are outstanding after the Commitment Termination Date, all obligations of the Borrower to the Lenders relating to such extended Letters of Credit shall remain in full force and effect notwithstanding (i) the occurrence of the Commitment Termination Date, and (ii) any provision of this Agreement to the contrary.

          (c) The Extended L.C. Cash Collateral Deposit shall be reduced from time to time as provided herein and in the Security Agreement, and such amounts shall be redelivered by the Agent to the Borrower, by the amount of (i) any payments received by the Agent from the Borrower or any Guarantor in respect of Reimbursement Obligations with respect to drawings made subsequent to the Commitment Termination Date related to Extended Letters of Credit, and (ii) the undrawn Face Amount of any Letters of Credit which have expired by their terms five (5) or more Business Days prior to such redelivery.

          Section 3.  Payments of Principal and Interest.

          3.01 Repayment of Loans. The Borrower promises to pay to the Agent for account of each Lender the entire outstanding principal amount of each Borrowing on the earlier of (a) the Maturity Date for such Borrowing, and (b) the Commitment Termination Date.

          3.02 Interest. The Borrower hereby promise to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Prime Rate Loan, the Chase Prime Rate (as in effect from time to time) minus the Applicable Margin; and

           (b) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable in the case of a
(i) Prime Rate Loan, monthly in arrears on the last Business Day of each month, and (ii) LIBOR Loan, on the last day of each Interest Period therefor, and
(iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, fees, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Borrower under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number 04-202-195, for further credit to Genesis Crude Oil, L.P. account number 477166, ABA number 0210-0103-3, maintained by the Agent at Bankers' Trust Company, New York, New York, not later than 3:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Agent).

          (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender at any time when an Event of Default has not occurred or is not continuing hereunder, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (d)  Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) Subject to any contrary provisions contained in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Borrowing Section 2.01 hereof shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under Section
2.05 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, LIBOR shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 Computations. Interest on LIBOR Loans and Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Prime Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04  Minimum Amounts. Mandatory prepayments made pursuant to Section
2.11 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each Borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000 or a larger multiple of $100,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate Borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

           4.05 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of the Commitments, of Borrowings, Conversions, Continuations and optional prepayments of Loans and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time (a) Five (5) Business Days prior to any termination or reduction of the Total Commitment, (b) on the same day as any borrowing or prepayment of or conversion into Prime Rate Loans, and (c) 3 Business Days before the borrowing or prepayment of, Conversion into, of Continuation as, LIBOR Loans or before the start of an Interest Period with respect to the duration thereof. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing shall be substantially in the form of Exhibit G hereto and specify the amount of such Borrowing, which shall in no event be less than $100,000, and each notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into a Prime Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Prime Rate Loan) will remain as, or (if not then outstanding) will be made as, a Prime Rate Loan.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (a) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Agent shall not limit such obligation of the Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment; and

          (b) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by the Borrower of the Required Payment to the Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

          4.07  Sharing of Payments, Etc.

          (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any increase in costs that are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBOR Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

               (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue LIBOR or to Convert Prime Rate Loans into LIBOR Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Prime Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority implemented after the date hereof
(i) following any Regulatory Change or (ii) instituting any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the opinion of such Lender, be disadvantageous to such Lender. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis consistent with determinations and allocations made by such Lender with respect to other similarly situated customers.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period, the Agent reasonably determines that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in
Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of LIBOR Loans as provided herein, then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders (or such quoting Lender) shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Prime Rate Loans into LIBOR Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with Section
2.08 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 hereof shall be applicable); provided, however, that in the event that one or more Lenders determine that it is unlawful for the Applicable Lending Office of such Lender(s) to honor its obligation to make or maintain LIBOR Loans hereunder but it is possible without materially increasing the cost to such Lender(s) of making or maintaining LIBOR Loans to do so through another lending office, such Lender shall do so, and provided further that in the event that one or more Lenders (but less than all of the Lenders) determine that it is unlawful for the Applicable Lending Office of such Lender(s) to honor its obligation to make or maintain LIBOR Loans hereunder and the cost of having another lending office of such Lender make or maintain such LIBOR Loans, if any, would be materially increased, the Borrower may designate a replacement bank or financial institution reasonably satisfactory to the Agent which shall certify in a manner reasonably acceptable to the Agent that it has an Applicable Lending Office which is able to legally make and maintain LIBOR Loans hereunder and upon the Agent's receipt of such certification the Lenders no longer lawfully able to make or maintain LIBOR Loans hereunder shall be required to assign their Commitments hereunder in accordance with the terms of Section 11.06(b) to such acceptable replacement bank or financial institution for a purchase price equal to the transferring Lender(s)' Loans and Letter of Credit Liabilities, including all accrued and unpaid interest owing to and including the date of such assignment.

          5.04 Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Prime Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's LIBOR shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans, as applicable, shall be applied instead to its Prime Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans, shall be made or Continued instead as Prime Rate Loans, and all Prime Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Prime Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Borrower shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a LIBOR Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to (i) borrow a LIBOR Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof, or (ii) prepay a LIBOR from such Lender on the date for such prepayment specified in the relevant notice of prepayment given pursuant to Section 2.10 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market (if such Loan is a LIBOR Loan) for Dollar deposits of leading Lenders in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, there shall be imposed, modified or deemed applicable after the date hereof any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Borrower shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. All calculations of increased costs or reductions in amount shall be consistent with determinations and calculations of similar costs or reductions made by such Lender with respect to other similarly situated customers. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07  U.S. Taxes.

          (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

               (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and
(C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) All calculations pursuant to this Section 5.07 shall be consistent with calculations made by such Lender with respect to other similarly situated customers.

          5.08 Replacement of Lenders. If any Lender requests compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, the other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Borrower, upon three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Note to any bank or other financial institution identified by the Borrower that is satisfactory to the Agent and the Letter of Credit Issuers (a) if such bank or other financial institution (a "Proposed Lender") agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (b) if such Requesting Lender has requested compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01, 5.06 or 5.07 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder the agreements of the Borrower contained in Sections 5.01, 5.06, 5.07 and 11.03 (without duplication of any payments made to such Requesting Lender by the Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.

          Section 6.  Conditions Precedent.

          6.01 Initial Extension of Credit . The obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that the Agent shall have received the following documents (with, in the case of clauses
(a), (b), and (e) below, sufficient copies for each Lender), each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender) in form and substance:

          (a) Partnership Documents. Certified copies of the certificate of limited partnership and the agreement of limited partnership of the Borrower and each of the Guarantors, including evidence of the approval by each such Person, in accordance with its respective partnership agreement, of the execution, delivery and performance of such of the Basic Documents to which the Borrower and/or either of the Guarantors is intended to be a party and each other document to be delivered by the Borrower and/or either of the Guarantors from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary) and a short-form existence certificate from the office of the secretary of state in which the Borrower and each of the Guarantors is existing, as of a date no greater than 30 days prior to the Closing Date.

          (b) Officer's Certificate. A certificate of a senior officer of the Borrower, dated the Closing Date, certifying that the conditions precedent set forth in Section 6.02 hereof shall have been satisfied.

          (c) Borrowing Base Certificate. A Borrowing Base Certificate as of the final day of the calendar month immediately prior to the month in which the Closing Date occurs, and a pro forma Borrowing Base Certificate as of the Closing Date.

          (d) Opinions of Counsel to the Borrower and Guarantors. Opinions, each dated the Closing Date, of each of (i) Ross A. Benavides, internal counsel to the Borrower and the Guarantors; (ii) Locke Liddell & Sapp LLP, Texas counsel to the Borrower and the Guarantors, and (iii) Hodgson, Russ, Andrews, Woods & Goodyear, LLP, New York counsel to the Borrower and the Guarantors, each in form and substance reasonably acceptable to the Agent and covering such matters as the Agent or any Lender may reasonably request.

          (e) Evidence of Establishment of Cash Collateral Account and Collateral Account. Evidence reasonably acceptable to the Agent that the Cash Collateral Account and Collateral Account have been established and that sums representing Cash and Cash Equivalents as indicated on the initial Borrowing Base Certificate, if any, have been deposited in the Cash Collateral Account and Collateral Account, respectively.

          (f)  Notes.  The Notes, duly completed and executed for each Lender.

          (g) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower, Salomon Smith Barney Holdings Inc. and the Collateral Agent. In addition, the Borrower shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (h) Guaranty Agreements. The Guaranty Agreements, duly executed and delivered by the Guarantors.

          (i)    Pledge Agreements.   (i) Each of the Borrower, Bank One Texas,
N.A. as Depository and BNP Paribas, as Collateral Agent shall have entered into an agreement (the "Pledge of Account Agreement") in form and substance acceptable to the Collateral Agent and the Lenders in their discretion pursuant to which the Borrower grants to the Collateral Agent a first priority perfected security interest in all funds at any time deposited into Borrower's cash management accounts located at Bank One Texas, N.A. and Bank One Texas, N.A. consents to, and acknowledges such security interest and waives any rights of offset it may have with respect to such accounts; (ii) each of the Borrower, Paribas Futures Inc., and BNP Paribas, as Collateral Agent shall have entered into an agreement (the "Futures Account Pledge Agreement") in form and substance acceptable to the Agent and the Lenders in their discretion pursuant to which the Borrower grants to the Collateral Agent a first priority perfected security interest in all funds at any time deposited into any futures accounts of the Borrower held with Paribas Futures Inc. and Paribas Futures Inc. consents to, and acknowledges such security interest and waives any rights of offset it may have with respect to such accounts; and (iii) if applicable, the Borrower, BNP Paribas and any other applicable Person shall have entered into an agreement in form and substance acceptable to the Agent and the Lenders in their discretion pursuant to which the Borrower grants to the Collateral Agent or the Agent, as the case may be, a first priority perfected security interest in any other property constituting the Borrowing Base as reflected in the Borrowing Base Certificate provided pursuant to Section 6.01 (c) in which the Agent or the Collateral Agent, as the case may be, shall not otherwise have been granted a first priority perfected security interest pursuant to the terms of the Security Agreement or any other agreement enumerated in this Section 6.01.

          (j) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 8.04 hereof and the designation of the Collateral Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 8.04, such certificates to be in such form and contain such information as is specified in said Section 8.04. In addition, the Borrower shall have delivered a certificate of one of its senior officers setting forth the insurance obtained by it in accordance with the requirements of Section 8.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

           (k) First Priority Security Interest. All documentation requested by the Agent to evidence the first priority security interest of the Collateral Agent, for the benefit of the Lenders and Salomon Smith Barney Holdings Inc., in the "Collateral" (as such term is defined in the Security Agreement), and to evidence the first priority security interest of the Agent, for the benefit of the Lenders in the "BNP Paribas Collateral" (as such term is defined in the Intercreditor Agreement) and the repayment of all Indebtedness of the Borrower other than that specifically consented to by the Lenders pursuant to Section 8.07, including, but not limited to, (i) evidence of the payment in full and termination of the credit facilities extended to the Borrower by Bank One Texas, N.A., including the delivery of such appropriately executed UCC-3 termination statements as the Agent may request; (ii) a fully executed intercreditor agreement with Salomon Smith Barney Holdings Inc. (the "Intercreditor Agreement") satisfactory to the Agent and the Lenders in all respects in their discretion, and (iii) a fully executed subordination and intercreditor agreement from each creditor of the Borrower other than the Lenders and Salomon Smith Barney Holdings Inc, if any, subordinating the rights of such creditor(s) with respect to any Lien on the Collateral which has not been terminated on or prior to the Closing Date, and UCC termination statements terminating all outstanding Liens on such Collateral to the extent that such Liens exist on the Closing Date and are not subject to a valid subordination agreement or permitted pursuant to
Section 8.06 hereof.

           (l) Master Credit Support Agreement. Delivery to the Agent of a copy of the Master Credit Support Agreement, certified by a senior officer of the general partner of the Borrower, such certification to indicate that the Master Credit Support Agreement (i) remains in full force and effect as of the Closing Date, and (ii) has not been modified or amended from the form attached thereto.

          (m) Other Indebtedness. Evidence satisfactory to the Agent that any Indebtedness of the Borrower which shall survive the Closing Date, other than the Obligations, is on terms and conditions satisfactory to the Lenders.

           (n) Fees. Payment by the Borrower to the Agent of any fees owing to the Agent as provided in Section 2.06 hereof.

           (o) Other Documents. Such other documents as the Agent or any Lender or counsel to the Agent may reasonably request, and counsel to the Agent shall be satisfied with all legal matter incident to such initial extension of credit.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment or delivery by the Borrower of such fees and other consideration as the Borrower shall have agreed in writing to pay or deliver to the Agent in connection herewith on or before such initial extension of credit, including, without limitation, the reasonable fees and expenses of legal counsel to the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

          6.02 Initial and Subsequent Extensions of Credit. The obligation of any Lender to make any Loan or issue any Letter of Credit or otherwise extend any credit to the Borrower upon the occasion of each Borrowing or issuance of a Letter of Credit is subject to the further conditions precedent that, both immediately prior to the making of such Loan or issuance of such Letter of Credit and also after giving effect thereto and to the intended use thereof:

          (a) the Agent shall have received a borrowing notice in compliance with Section 4.05 hereof;

          (b) no Default or Event of Default shall have occurred and be continuing;

          (c) the Borrower shall have paid to the Agent any and all fees which may then be due and owing hereunder;

          (d)  the representations and warranties made by the Borrower in
Section 7 hereof, and by each Guarantor in Section 3 of the Guaranty Agreement executed by such Guarantor, and by the Borrower in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or issuance of such Letter of Credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (e) the aggregate principal amount of the Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recently dated Borrowing Base Certificate required to be delivered pursuant to Section 8.01(d) hereof;

          (f) all documentation required to provide that the Agent or the Collateral Agent, as applicable, shall have a first priority perfected security interest in all Collateral comprising the Borrowing Base as determined pursuant to the most recently delivered Borrowing Base Certificate shall have been executed by the Borrower and any other necessary party thereto and such documentation shall have been delivered to, and been found reasonably acceptable by, the Agent or the Collateral Agent, as the case may be.

          (g) all legal matters incident to such Borrowing shall be reasonably satisfactory to counsel to the Agent.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 7. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders that:

          7.01 Existence. Each of the Borrower and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and where the failure to have any such license, authorization, consent or approval could (either individually or in the aggregate) have a Borrower Material Adverse Effect or a Combined Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Borrower Material Adverse Effect or a Combined Material Adverse Effect. The Borrower has no Subsidiaries other than Genesis Pipeline Texas, L.P. and Genesis Pipeline USA, L. P.

          7.02 Financial Condition. (a) The Borrower has heretofore furnished to the Agent a consolidated balance sheet as at December 31, 1999 and the related consolidated statement of income, partners' capital and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP, and the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at April 30, 2000 and the related consolidated statement of income, partners' capital and cash flows of the Borrower and its consolidated Subsidiaries for the four-month period ended on such date.

     (b) All such financial statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of its operations for the fiscal year and four-month period ended on said dates (subject, in the case of such financial statements as at April 30, 2000, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Borrower nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since the date of such financial statements to the date hereof, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects taken as a whole of the Borrower and its consolidated Subsidiaries from that set forth in said financial statements as at said date.

          7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Borrower Material Adverse Effect or a Combined Material Adverse Effect.

          7.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, (a)the partnership agreement of the Borrower, (b) any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, (c) any agreement or instrument to which the Borrower or any of its consolidated Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject (to the extent that the same would be reasonably likely to result in liability to the Borrower or any consolidated Subsidiary of over $100,000 or otherwise have a Borrower Material Adverse Effect or a Consolidated Material Adverse Effect), or constitute a default under any such agreement or instrument (to the extent that the same would be reasonably likely to result in liability to the Borrower or any consolidated Subsidiary of over $100,000 or otherwise have a Borrower Material Adverse Effect or a Consolidated Material Adverse Effect),, or (d) (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Borrower or any of its consolidated Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05 Action. The Borrower and each of its Subsidiaries has all necessary partnership power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by the Borrower and each of the Subsidiaries of each of the Basic Documents to which it is a party have been duly authorized by all necessary action on its part (including, without limitation, any required partner approvals); and this Agreement has been duly and validly executed and delivered by the Borrower (and by any partner in the Borrower) and constitutes, and each of the Notes and the other Basic Documents to which the Borrower and/or any Subsidiary is a party when executed and delivered by the Borrower and/or such Guarantor as the case may be (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Borrower and/or such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          7.07 Use of Credit. Neither the Borrower nor any of its consolidated Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08 ERISA. Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 8.01(c) hereof.

          7.09 Taxes. Each of the Borrower and its Subsidiaries (each partner thereof) has timely filed or caused to be filed (either directly, or indirectly) all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Affiliate, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Borrower Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

          7.10 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 Public Utility Holding Company Act. The Borrower is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Material Loan Agreements and Liens.

          (a) Schedule 1 hereto is a complete and correct list of each credit agreement, loan agreement or indenture for borrowed money or other arrangement providing for or otherwise relating to any Indebtedness of, or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its consolidated Subsidiaries, outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Closing Date) will be outstanding on the Closing Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in said Schedule 1.

           (b) Schedule 2 hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Closing Date) will be outstanding on the Closing Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in said Schedule 2.

          7.13 Environmental Matters. Each of the Borrower and its Subsidiaries have obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Borrower Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Borrower Material Adverse Effect.

          7.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          7.15 Compliance With Applicable Laws.   Each of the Borrower and its
Subsidiaries have complied with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities, except to the extent that failure to comply with such requirements would not be reasonably likely to have (either individually or in the aggregate) a Borrower Material Adverse Effect.

          7.16 Year 2000. The Year 2000 date change has not resulted in disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default or a Borrower Material Adverse Effect.

          Section 8. Covenants of the Borrower. The Borrower covenants and agrees with the Lenders and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

          8.01 Financial Statements, Etc. The Borrower shall deliver to the Agent and each Lender (so long as there are no greater than 3 Lenders, in which event it shall only deliver to the Agent):

          (a) as soon as available and in any event within 45 days after the end of each month, a consolidated statement of income, partners' capital and cash flows of the Borrower and its Subsidiaries for such period, and the related consolidated balance sheet of the Borrower as at the end of such period, setting forth in each case, in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal period);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated statement of income, partners' capital and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower as at the end of such fiscal year, setting forth in each case, in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

           (c) as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under
Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi)  the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (d) no later than the tenth (10th) day after the end of each month, a Borrowing Base Certificate, in the form of, and containing the information required by, Exhibit B hereto, dated as of the last Business Day of such month, prepared by the Borrower, executed by the chief financial officer or the president, an executive vice president or the treasurer of the Borrower and certified as true and correct by the Borrower; each Borrowing Base Certificate delivered hereunder shall contain information as of the final Business Day of the month immediately preceding the month in which such certificate is dated, such information to include, whether provided therein or attached in a schedule or exhibit thereto, (i) a "Summary of Nominations and Borrowing Base" Report substantially in the format heretofore delivered to the Agent; (ii) a listing of outstanding Letters of Credit issued for the account of the Borrower, (iii) all offset reconciliations, (iv) a description of all Inventory by location, quantity, and type of product, marked to market as of the date thereof in the form of Schedule 6 hereto, (v) a schedule setting forth all Salomon Guaranties then outstanding, including the gross amount of such guaranties, the expiry date of each such guaranty, and the total amount of the liabilities due from the Borrower to each Person for whose benefit such a guaranty was issued, (vi) a Nomination Report, and (vii) a First Purchaser Liability Report, each certified by a senior officer of the Borrower;

          (e) at any time as shall be requested by the Agent or the Majority Lenders upon reasonable prior notice, a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the components included in the Borrowing Base as at the end of a date no greater than 30 days prior to the date of such report, which report shall indicate that, based upon a review by such auditors of the Accounts Receivable (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries), Inventory (including, without limitation, verification as to the value, location and respective types) and all other components of the Borrowing Base, the information set forth in the most recently dated Borrowing Base Certificate delivered by the Borrower prior to the date of such audit is accurate and complete in all material respects. The Borrower further covenants and agrees that it will cooperate fully in the performance of such audit, including, but not limited to, providing access to the Agent and/or the independent collateral auditor at reasonable hours and upon reasonable notice to all locations where Inventory is stored and to all books and records relating to the Receivables and the Inventory. The Borrower shall promptly reimburse the Agent in full for all reasonable costs and expenses associated with the performance of two such audits per fiscal year; provided that upon and during the occurrence of an Event of Default the Agent and the Lenders may perform such number of audits in their discretion as the need may require and the Borrower shall be required to pay the costs of all such audits in accordance with the provisions of this subsection;

          (f) on the fifteenth Business Day of each month, as of the last day of the preceding month, a marked to market Net Position Report certified by an officer of the Borrower;

          (g) within 3 Business Days of their receipt by Borrower, copies of month-end statements as to all futures accounts of the Borrower in which the Collateral Agent has been granted a security interest pursuant to the terms of this Agreement, and upon prior request therefor by the Agent, any interim statements with respect to such futures accounts;

          (h) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

          (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Borrower will furnish to the Agent and each Lender (so long as there are no greater than 3 Lenders, in which event it shall only give to the Agent), at the time it furnishes each set of financial statements pursuant to paragraph (a) or
(b) above and each Borrowing Base Certificate required pursuant to paragraph
(d), a certificate of a senior financial officer of the Borrower in the form of Exhibit H hereof (i) to the effect that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower (with respect to fiscal year-end financial statements, subject to normal year-end adjustments), (ii) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (iii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Section 8.09 hereof as of the end of the respective fiscal period or fiscal year.

          8.02 Litigation. The Borrower will promptly give to the Agent and each Lender (so long as there are no greater than 3 Lenders, in which event it shall only give to the Agent) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its consolidated Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Combined Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will give to the Agent and each Lender (so long as there are no greater than 3 Lenders, in which event it shall only give to the Agent) notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Borrower Material Adverse Effect.

          8.03 Existence, Etc. The Borrower will (other than with respect to paragraph (g) hereof), and will cause each of its consolidated Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section
8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Borrower Material Adverse Effect;

          (c) pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

          (d) maintain all of its Properties used or useful in its business and in its custody in good working order and condition, ordinary wear and tear excepted;

          (e) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary;

           (f) allow, at such time as the Agent deems advisable, but in no event less often than twice each fiscal year, the Agent or its designee to conduct a thorough examination of the Borrower's or any Subsidiary's books and records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants. The Borrower shall promptly reimburse the Agent in full for all reasonable costs and expenses associated with the performance of two such audits each fiscal year; provided that upon the occurrence of a Default, the Borrower shall be required to pay the costs of any and all such audits as the Agent may deem necessary or desirable in accordance with the provisions of this subsection; and

          (g) execute and deliver to the Agent, promptly upon becoming a Subsidiary of the Borrower hereunder, a guaranty, guarantying the due payment and performance of all of the Obligations and otherwise in form and substance satisfactory to the Agent.

          8.04 Insurance. The Borrower will, and will cause each of its consolidated Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by partnerships engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such partnerships. Such insurance shall be written by financially responsible companies selected by the Borrower and acceptable to the Collateral Agent and (other than workers' compensation) shall name the Collateral Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 8.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent and the Lenders shall not be invalidated by any act or negligence of the Borrower. The Borrower will advise the Collateral Agent and the Agent promptly of any policy cancellation, reduction or amendment.

          Without limiting the obligations of the Borrower under this Section 8.04, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 8.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Majority Lenders) shall deem appropriate, and the Borrower shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          8.05 Prohibition of Fundamental Changes. The Borrower will not, and will not permit any of its consolidated Subsidiaries to:

          (a) engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof, or make any material change in the nature of its operations;

          (b) liquidate or dissolve itself (or suffer any liquidation or dissolution);

          (c) enter into any transaction of merger or consolidation or amalgamation or any Joint Venture;

          (d) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of Inventory and other Property to be sold or used in the ordinary course of business; or

          (e) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions (including without limitation a sale-leaseback transaction), all or a substantial part of its business or Property, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of Accounts Receivable, except that the Borrower may (i) sell or otherwise transfer obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its consolidated Subsidiaries shall not have a fair market value in excess of $500,000, (ii) sell or transfer Inventory or other Property (in the ordinary course of business and on ordinary business terms), and (iii) enter into sale-leaseback transactions permitted pursuant to
Section 8.20 hereof.

          Notwithstanding the foregoing provisions of this Section 8.05, and upon prior written notice to the Agent:

           (a)  any Subsidiary of the Borrower may be merged or consolidated
with or into   the Borrower if the Borrower shall be the continuing or surviving entity;

          (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower;

          (c) the Borrower or any Subsidiary of the Borrower may merge or consolidate with any other Person subject to the prior written consent of the Agent and the Majority Lenders; and

          (d) upon prior written notice to the Agent, the Borrower may liquidate or dissolve any Subsidiary which is no longer conducting business and has not conducted business of any kind (except for winding down and liquidation of assets and steps taken in furtherance of a corporate dissolution as required by applicable law) for a period of 180 consecutive days prior to such dissolution.

          8.06 Limitation on Liens. The Borrower will not, and will not permit its consolidated Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b) Liens in existence on the date hereof and listed in Schedule 2 hereto;

          (c)  Permitted Liens;

          (d) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on Property acquired by the Borrower or any Subsidiary (hereinafter referred to individually as a "Purchase Money Security Interest") with the proceeds of the Indebtedness referred to in subsection 8.07(d) hereof; provided, however, that:

               (i) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

               (ii) Any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or, as the case may be, a Subsidiary; and

               (iii) The Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary; and

          (e) Liens (other than those permitted under subsection (d) hereof) upon those assets of the Borrower which constitute Collateral; provided such Liens are subject to the terms of the Intercreditor Agreement.

         8.07 Indebtedness. The Borrower will not, and will not permit its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b)  Indebtedness outstanding on the date hereof and listed on
Schedule 1 hereto;

          (c)  Subordinated Indebtedness; and

          (d) additional Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under subsections 8.06(d) and (f) hereof) which, after giving effect thereto, shall not cause the Borrower to be in breach of the covenants contained in Section 8.09 hereof.

          8.08 Modification of Master Credit Support Agreement. The Borrower shall not amend, supplement or otherwise modify the Master Credit Support Agreement in a manner that would, or could be reasonably anticipated at the time of such amendments, supplements or modifications to, materially adversely effect the likelihood that the Borrower would be able to perform all of its obligations hereunder (including, without limitation, its ability to repay principal and interest on the Loans made hereunder on a timely basis) without the prior written consent of the Majority Lenders.

          8.09  Certain Financial Covenants.

          (a) Minimum Tangible Capital Base. The Borrower will not permit its Tangible Capital Base at the end of any calendar month to be less than $65,000,000.

          (b) Minimum Current Ratio. The Borrower will maintain at the end of each calendar month a minimum Current Ratio of at least 1.0:1.0.

          (c) Maximum Leverage Ratio. The Borrower will maintain at the end of each calendar month a ratio of Total Liabilities to Tangible Capital Base of not more than 5.0:1.0.

          8.10 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of any of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (ii) the Borrower and its Subsidiaries may enter into transactions with any Affiliate (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business, and (iii) the Borrower and the Guarantors may enter into, make payments with respect to, and otherwise engage in, "ordinary course of business" transactions but only if, and to the extent that, the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          8.11 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Act of 1934 and the regulations thereunder; provided that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          8.12 Guaranties. The Borrower will not and will not permit any of its Subsidiaries to Guarantee the obligations of any Person other than each other and Genesis Energy L.P.

          8.13 Redemptions; Distributions. The Borrower will not and will not permit any Subsidiary to:

          (a) purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any Indebtedness or any partnership units of the Borrower or any Subsidiary now or hereafter outstanding or set apart any sum for any such purpose; provided however, that the Borrower shall be permitted to repurchase up to 100,000 of its partnership units in any fiscal year in satisfaction of its obligations under its Restricted Unit Plan; or

          (b) declare or pay any distribution of any kind on the Borrower's or any Subsidiary's partnership units, or set aside any sum for any such purpose, except that (i) the Borrower and each of the Guarantors may declare or pay distributions to its unitholders as provided in its respective partnership agreement, and (ii) the Borrower and its Subsidiaries may make those distributions and redemptions specifically contemplated in the Proxy Statement of the Borrower filed with the Securities and Exchange Commission on May 30, 2000.

          8.14 Prepayments. The Borrower will not make any voluntary or optional prepayment of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Notes and prepayments in connection with the sale of Property subject to a Purchase Money Security Interest.

          8.15 Investments. The Borrower will not and will not permit any of its Subsidiaries to make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, unitholder, director, officer or employee of the Borrower or any of the Subsidiaries, except:

          (a)  Investments in:

               (i) obligations issued or guaranteed by the United States of America;

               (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

               (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

               (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations; and

               (v) shares of "money market funds", each having net assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the acquisition thereof;

          (b) Investments by the Borrower in any Subsidiary and by any Subsidiary in the Borrower or another Subsidiary as in effect on the date hereof;

          (c) advances to employees in the ordinary course of business not to exceed $100,000 in the aggregate; and

          (d) Investments received in satisfaction of obligations (e.g., securities received in connection with a distribution made pursuant to a bankruptcy reorganization or similar proceeding).

          8.16 Amendments of Documents. Other than those changes proposed in the Proxy Statement of the Borrower filed with the Securities and Exchange Commission on May 30, 2000, the Borrower will not and will not permit any of its Subsidiaries to modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its partnership agreement, certificate of limited partnership and Restricted Unit Plan without the prior written consent of the Agent and the Required Lenders.

          8.17 Management Fees. The Borrower will not and will not permit any Subsidiary to pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any partner, director, officer or employee of the Borrower or any Subsidiary.

          8.18 Change in Accounting Practices.. The Borrower will not, and will not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

          8.19 Trading Position Limits. The Borrower will at all times maintain its open (unhedged) positions in accordance with the Trading Position Limits.

          8.20 Lease Obligations. The Borrower will not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, being a lessee, except for (a) leases of the Borrower and of Subsidiaries in existence on the Closing Date, (b) leases of fixed assets in the Borrower's ordinary course of business, the aggregate amount of such leases not exceeding $500,000, and (c) the sale/leaseback transaction dated as of March 13, 2000 between the Borrower and Ryder Truck Rental, Incorporated.

          8.21 Assets and Properties. The Borrower and its Subsidiaries shall not enter into any agreement or other arrangement with any Person other than the Agent, the Collateral Agent, and the Lenders which would limit or purport to limit the Borrower's or any Subsidiary's ability to sell, transfer, lease, pledge or otherwise dispose or encumber its assets and Property.

          Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Borrower shall (i) fail to pay when due (whether at stated maturity or upon mandatory or optional prepayment) any principal of any Loan, or
(ii) shall fail to pay interest hereunder within three (3) Business Days after such interest shall become due, or, (iii) shall fail to pay any fee or other amount payable hereunder within three (3) Business Days after such fee or other amount becomes due; or

          (b) The Borrower or any of its Subsidiaries (the Borrower and such Subsidiaries herein collectively called the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $500,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Relevant Party, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof (including, but not limited to, in any Borrowing Base Certificate), shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Borrower shall default in the performance of any of its obligations under any of Sections 8.01(a), 8.01(b) 8.01(d), 8.01(f), 8.03, or
8.05 through and including 8.21 hereof or the Borrower shall default in the performance of any of its obligations under Article 2 or Section 4.01 of the Security Agreement, or the Borrower shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty (30) or more days after notice thereof to the Borrower by the Agent or any Lender (through the Agent); or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a manner, timely and appropriate to prevent entry of an order, judgment or decree approving a petition filed against it in an involuntary case under the Bankruptcy Code within sixty (60) days of such filing; or to obtain a continuance of the automatic stay in such proceedings beyond sixty (60) days from the date the petition is filed, or (vi) acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property or
(iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be satisfied and discharged (or provision shall not be made for such satisfaction and discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party, as the case may be) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 8.01(c) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Combined Material Adverse Effect; or

          (j) A claim shall have been asserted against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries, of an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Borrower Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

          (k) Any material noncompliance by any Guarantor with the terms and conditions of its related Guaranty Agreement, or the occurrence of any event which would have a material adverse effect upon the consolidated financial condition, operations, business or prospects taken as a whole of any Guarantor or any Relevant Party from that set forth in those certain financial statements delivered to the Lenders by the Guarantors and all Relevant Parties dated April 30, 2000; or

          (l) The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby in favor of the Collateral Agent or the Agent, as applicable, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

           (m) any Guaranty Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability of any provision thereof shall be contested by the Borrower or any Guarantor; or

          (n) (i) Genesis Energy, L.L.C. shall cease at anytime to be the general partner of the Borrower, or (ii) Genesis Energy, L.P. shall at any time own, beneficially and of record, less than 75% of all of the partnership units of the Borrower, or (iii) Salomon Smith Barney Holdings Inc. shall at any time own, beneficially and of record, less than 54% of all of the membership interests of Genesis Energy L.L.C., provided however, that with respect to clause (iii) hereof, such event shall not be deemed to be an Event of Default hereunder until 30 days after the sooner to occur of the date on which (x) Salomon Smith Barney Holdings Inc. shall have ceased to hold the required percentage of membership units, and (y) the Borrower shall have actual knowledge that Salomon Smith Barney Holdings Inc. shall have ceased to hold the required percentage of membership units; or

           (o). Any event or series of event shall occur (or fail to occur) which shall cause a Borrower Material Adverse Effect or a Combined Material Adverse Effect; or

          (p) The amount of Collateral, as shown on the most recent Borrowing Base Report (without regard to the advance rate), shall be less than the aggregate amount of (i) the Obligations then outstanding plus (ii) the net amount of the Salomon Guaranties then outstanding as shown on the most recent schedule delivered by the Borrower to the Agent pursuant to Section 8.01(d), and such deficiency shall remain outstanding for two (2) consecutive Business Days.

THEREUPON:   (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Borrower, the Agent shall, upon request of the Majority Lenders, (A) by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and/or (B) declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Borrower or any Guarantor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations, and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be due and payable), the Borrower agrees that it shall, if requested by the Agent or the Majority Lenders through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Borrower or any Guarantor, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to (a) the then aggregate undrawn Face Amount of all Letters of Credit and (b) the then aggregate Face Amount of all Letters of Credit which have been drawn upon but with respect to which the Reimbursement Obligations of the Borrower have not been paid in full, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

          Section 10.  The Agent.

          10.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of
Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document (including, but not limited to, any audit conducted pursuant to Section 8.01(e) hereof), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02 Reliance by Agent. The Agent (and each Letter of Credit Issuer with respect to instructions or other information provided to it regarding the issuance of Letters of Credit) shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          10.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, BNP Paribas (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. BNP Paribas (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and BNP Paribas (and any such successor) and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrower under said Section 11.03), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 hereof are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, its consolidated Subsidiaries and any Guarantor, including without limitation, its own independent review of the Collateral, and the adequacy of the Collateral to fully secure the Obligations, and its decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower and any of its consolidated Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, any of its consolidated Subsidiaries (or any of their Affiliates) or any Guarantor that may come into the possession of the Agent or any of its affiliates.

          10.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09 Consents under Other Basic Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Lender, the Agent shall not (except as expressly provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required (unless such consent is required under Section 11.04), and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property expressly permitted hereunder or under the Security Documents.

          Section 11.  Miscellaneous.

          11.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or on any Notice of Assignment; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 Expenses, Borrower's Indemnity, Letter of Credit Indemnity, Etc. (a) The Borrower agrees to pay or reimburse each of the Lenders and the Agent for: (i) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of legal counsel to the Agent, including the reasonable allocations of internal counsel) in connection with (A) as the Agent and the Borrower shall have previously agreed in writing, the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder (whether or not consummated) and (B) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (ii) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (A) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (1) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (2) judicial or regulatory proceedings and (3) workout, restructuring or other negotiations, proceedings or transactions relating to the indebtedness of the Borrower (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(B) the enforcement of this Section 11.03; and (iii) all transfer, stamp, documentary or other similar Taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, Taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          (b) The Borrower hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses (including, without limitation, the reasonable fees and disbursements of counsel) described in the preceding sentence arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

          (c) The Borrower hereby agrees to indemnify and hold harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) including, without limitation, interest, penalties and all reasonable attorneys fees and disbursements) to which each Lender and the Agent may become subject insofar as any such liability arises out of or is based upon a claim, action, suit or other legal proceeding brought or taken in connection with the execution and delivery or transfer of or payment or refusal to pay by the Letter of Credit Issuer under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Agent for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Letter of Credit Issuer, or (y) in the case of the Letter of Credit Issuer, such Lender's failure to pay under any Letter of Credit after the presentation to it of a drawing request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 11.03 is intended to limit the other obligations of the Borrower, any Lender or the Agent under this Agreement.

          (d) Notwithstanding any other provision of this Agreement, neither the Agent nor the Lenders shall be responsible or liable to the Borrower, any Guarantor or any other person for any indirect or consequential damages which may be alleged as a result of this Agreement or any of the Basic Documents.

          11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the party or parties against which enforcement is sought (which in respect of any matter involving the Lenders shall be deemed to be the Majority Lenders), and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of, any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section 6.01 hereof, (ix) materially amend or modify or terminate the provisions of any Guaranty Agreement or (x) amend or modify the definition of "Borrowing Base" provided herein; and (b) any modification or supplement of Section 10 hereof shall require the consent of the Agent.

          11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.

          (a) The Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a bank, its Letter of Credit Interest (but only with the consent of, in the case of its outstanding Commitments, the Borrower, which consent shall not be unreasonably withheld, and the Agent and, in the case of a Letter of Credit Interest, the Letter of Credit Issuers); provided that

               (i) no such consent by the Borrower or the Agent shall be required at any time during which an Event of Default shall have occurred and been continuing hereunder;

               (ii) except to the extent the Borrower and the Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

               (iii) each such assignment by a Lender of its Loans, Note, Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Loans, Note, Commitment and Letter of Credit Interest is assigned to the respective assignee; and

               (iv) upon each such assignment, the assignor and assignee shall deliver to the Borrower, the Agent and the Letter of Credit Issuers a Notice of
Assignment in the form of Exhibit D   hereto, and the assignor shall pay a
$3,000 recordation fee to the Agent.

Upon execution and delivery by the assignor and the assignee to the Borrower, the Agent and the Letter of Credit Issuers of such Notice of Assignment, and upon consent thereto by the Borrower, the Agent and the Letter of Credit Issuers to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower, the Agent and the Letter of Credit Issuers), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned.

          (c) Upon written notice to the Borrower, a Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(i) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Borrower shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Borrower to prepay the related Loans or
(vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 10.09 or 11.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Borrower, the Agent or any other Lender and without payment of any fee)
(i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Lender as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an Affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          11.07 Survival. The obligations of the Borrower under the final paragraph of Section 2.03 and under Sections 5.01, 5.05, 5.06, 5.07 and 11.03 hereof and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York (including any Federal appellate court having jurisdiction over matters on appeal therefrom) and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE LETTERS OF CREDIT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              GENESIS CRUDE OIL, L.P.


                              By: GENESIS ENERGY, L.L.C.
                                 General Partner


                              By /s/  Ross A. Benavides
                              --------------------------
                                  Name:   Ross A. Benavides
                                  Title:  Chief Financial Officer,
                                          General Counsel & Secretary

                                   Address for Notices:

                                   Genesis Crude Oil, L.P
                                   500 Dallas, Suite 2500
                                   Houston, Texas  77002
                                   Attention: Chief Financial Officer
                                   Telephone: (713) 860-2528
                                   Facsimile: (713) 860-2636












Initial Commitment                 BNP PARIBAS
$35,000,000

                              By /s/ Zali Win
                              --------------------------
                                  Name:  Zali Win
                                  Title:  Director

                              By /s/  Marcie Weiss
                              --------------------------
                                  Name:  Marcie Weiss
                                  Title:  Director


                                   Lending Office for LIBOR Rate Loans:

                                   New York Branch (see below)

                                   Lending Office for Prime Rate Loans:

                                   New York Branch (see below)


                              Address for Notices:

                                   BNP Paribas
                                   787 Seventh Avenue
                                   New York, New York 10019
                                        Attn: Zali Win, Director

                                          Telecopier No.:  212-841-2146
                                          Telephone No.: 212-841-2013


                              BNP PARIBAS, as Agent


                              By /s/  Zali Win
                              --------------------------
                                  Name:  Zali Win
                                  Title:  Director

                              By /s/  Marcie Weiss
                              --------------------------
                                  Name:  Marcie Weiss
                                  Title:  Director


                              Address for Notices:

                                   BNP Paribas
                                   787 Seventh Avenue
                                   New York, New York 10019


                                    Attn: Zali Win, Director

                                          Telecopier No.:  212-841-2146
                                          Telephone No.: 212-841-2013